As filed with the Securities and Exchange Commission on January 7, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 6, 2013
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On January 7, 2013, Bank of America Corporation (the “Corporation”) announced, among other things, the expected impact of certain items on its financial results for the fourth quarter of 2012. A copy of the press release containing the announcement (the “Press Release”) is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 2.02. The Press Release is available on the Corporation's website.
The information provided in this Item 2.02, including Exhibit 99.1, shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 8.01.	OTHER EVENTS.
On January 7, 2013, the Press Release also announced the Corporation's agreement dated January 6, 2013 with the Federal National Mortgage Association (Fannie Mae) to resolve outstanding and potential repurchase and certain other claims relating to the origination, sale and delivery of substantially all residential mortgage loans originated and sold to Fannie Mae from January 1, 2000 through December 31, 2008 by entities related to Countrywide Financial Corporation and Bank of America, National Association. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 99.1 is filed herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	The Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Neil A. Cotty
Neil A. Cotty
Chief Accounting Officer

Dated: January 7, 2013

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	The Press Release

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